                            Exhibit 99.1

ADT Reports Third Quarter 2024 Results

Continued strong financial results, cash generation, and leverage reduction
Revenue up 5% versus prior year period
GAAP income from continuing operations up 7%; Adjusted EBITDA up 6%
Record-high recurring monthly revenue; solid customer retention
On track to achieve full year 2024 guidance metrics

BOCA RATON, Fla., Oct. 24, 2024 – ADT Inc. (NYSE: ADT), the most trusted brand in smart home and small business security, today reported results for the third quarter of 2024.

Financial highlights for the third quarter are below with variances on a year-over-year basis unless otherwise noted. Results of the former commercial and solar segments are presented as discontinued operations, except for cash flow measures.

•Total revenue increased by 5% to $1.2 billion and end-of-period recurring monthly revenue (RMR) increased 2% to $359 million ($4.3 billion on an annualized basis)
•Strong customer retention with gross revenue attrition of 12.8% and revenue payback at 2.2 years
•GAAP income from continuing operations of $132 million, or $0.14 per diluted share, up $9 million
•Adjusted income from continuing operations of $183 million, or $0.20 per diluted share, up $39 million
•Adjusted EBITDA from continuing operations of $659 million, up $35 million
•Year to date net cash provided by operating activities of $1.4 billion up 14%; Adjusted Free Cash Flow (including interest rate swaps) of $520 million up 28%

“ADT delivered solid third quarter performance resulting in a record-high recurring monthly revenue balance, healthy customer retention, strong operating profitability, and cash generation. Our successful performance reflects the dedication of our employees to serve the needs of our customers,” said ADT Chairman, President and CEO, Jim DeVries. “With our proprietary ADT+ platform, and the recent launch of our Trusted Neighbor features, we continue to empower our customers with the safety, convenience, and peace of mind they expect from ADT. Closing out the year, we are well positioned to achieve our 2024 commitments, including significant cash flow growth while continuing to invest in our future and return more capital to our shareholders.”

Business Highlights
•Trusted Neighbor launch – ADT’s Trusted Neighbor offering is now available for customers across the US. This new offering allows customers to grant secure, temporary access to their homes through the ADT+ app, enhancing security and convenience. Select customers can use the Auto-Unlock feature to automatically verify a trusted individual, enabled by deep integration of the ADT+ app, Google Nest Doorbell’s Familiar Faces technology, and Yale locks.
•ADT Remote Assistance – The ADT Remote Assistance program continues to generate high customer satisfaction at a lower cost while also eliminating thousands of vehicle trips each day. In the third quarter 2024, over 50% of ADT service requests were virtual.
•ADT Home Security Program for State Farm – In October, ADT expanded its Home Security Program for State Farm, introducing a new solution in Maryland and Michigan that detects water leaks in common household areas. Building on learnings and customer feedback from earlier pilot launches, ADT continues to develop tailored packages focused on proactive risk detection and strong customer protection.
•Strategic Bulk Account Purchase – The Company closed on a strategic bulk purchase of approximately 49,000 customer accounts, acquired from the same party as the December 2023 transaction, for $81 million cash with attractive projected returns. This portfolio of customers is concentrated in a few key geographies, all of which align with existing platforms, enabling strong economies of scale upon integration.
•ADT+ app scores high rating – The ADT+ app has received consistently high ratings, averaging 4.7 stars across thousands of reviews in the Apple App Store and Google Play store, making it the highest-rated app in the home security and smart home category.
•ADT’s 150th birthday – In August, ADT proudly celebrated its “150th birthday,” a significant milestone marking the Company’s 150 years of innovating to keep customers safe. Employees celebrated by ringing the opening bell at the New York Stock Exchange and volunteering with The Birthday Project, a nonprofit organization that hosts birthday celebrations for unhoused youth.
•Hurricane Relief Donations – In October, ADT’s Safe Places program donated to local and national organizations such as the American Red Cross, Team Rubicon, and a North Carolina food bank to support relief and recovery efforts in areas affected by recent hurricanes.
•ADT recognized as top workplace for people with disabilities – Newsweek named ADT one of America’s Greatest Workplaces for People with Disabilities. This accolade highlights ADT’s commitment to inclusivity with robust accommodations, comprehensive benefits, accessible work environments, and meaningful career advancement opportunities for employees with disabilities.

Results of Continuing Operations (1)(2)

(in millions, except revenue payback, attrition, and per share data)	Three Months Ended September 30,
	2024	2023	Change	% Change
	GAAP
Monitoring and related services	$1,078	$1,053	$24	2%
Security installation, product, and other	166	126	40	32%
Total revenue	$1,244	$1,180	$64	5%

Income (loss) from continuing operations	$132	$123	$9	7%
Income (loss) from continuing operations per share - diluted	$0.14	$0.13	$0.01	8%

Net cash provided by (used in):
Operating activities	$498	$446	$52	12%
Investing activities	$(402)	$(333)	$(68)	(20)%
Financing activities	$(41)	$(18)	$(23)	(131)%

	Non-GAAP Measures
Adjusted EBITDA from continuing operations	$659	$623	$35	6%
Adjusted Income (Loss) from continuing operations	$183	$144	$39	27%
Adjusted Diluted Income (Loss) per share from continuing operations	$0.20	$0.16	$0.04	25%
Adjusted Free Cash Flow (including interest rate swaps)	$158	$171	$(13)	(7)%

	Other Measures
Trailing twelve-month revenue payback	2.2 years	2.0 years	0.2 years	10%
Trailing twelve-month gross customer revenue attrition	12.8%	12.9%	(10) bps	N/A
RMR	$359	$350	$8	2%
Total revenue was $1,244 million for the third quarter, up 5%. Monitoring and related services (M&S) revenue growth was primarily driven by an increase in average prices. Security installation, product, and other revenue increased primarily due to higher volume of outright sales to new customers and higher amortization of deferred subscriber acquisition revenue under the Company-owned sales model.
Income from continuing operations was $132 million, or $0.14 per diluted share, up $9 million. This was primarily attributable to continued growth in revenues and associated margins including cost efficiencies, partially offset by technology investments and higher net interest expense.
Adjusted income from continuing operations was $183 million, or $0.20 per diluted share, up $39 million, driven by the same factors noted above excluding the negative impact of interest rate swaps of $54 million.
Adjusted EBITDA was $659 million, up $35 million primarily attributable to continued growth in M&S revenues and associated margins including cost efficiencies, partially offset by technology investments.

Balance Sheet and Cash Flow
Net cash provided by operating activities during the third quarter was $498 million, up $52 million or 12%, primarily driven by lower cash interest resulting from debt reduction and improved operating performance, partially offset by the net results of the commercial and solar businesses. Adjusted Free Cash Flow (including interest rate swaps) decreased by $13 million, which included a strategic bulk account purchase of $81 million during the quarter, in addition to the drivers above.
The Company returned $50 million to shareholders via dividends in the third quarter.
Total cash and cash equivalents were $95 million and no amounts were outstanding under the Company’s First Lien Revolving Credit Facility at the end of the quarter.
In October, the Company amended and restated its First Lien Credit Agreement with respect to the First Lien Revolving Credit Facility, which extended the maturity date to October 2029, subject to certain conditions, and obtained an additional $225 million of commitments. The new facility reduces interest rates on drawn amounts by 85 basis points and commitment fees by 20 basis points.
As of Oct. 24, 2024, approximately $225 million remains available for future share repurchases under the Share Repurchase Plan, net of $32 million of repurchases in October.
2024 Financial Outlook
Based on performance through the end of the third quarter, the Company is tightening its 2024 financial guidance within prior guidance ranges.

(in millions, except per share data)	Prior Guidance	Updated Guidance
Total Revenue	$4,800 - $5,000	$4,850 - $4,950
Adjusted EBITDA	$2,525 - $2,625	$2,550 - $2,600
Adjusted EPS	$0.65 - $0.75	$0.70 - $0.75
Adjusted Free Cash Flow (including interest rate swaps)	$700 - $800	$725 - $775
The Company is not providing forward-looking guidance for U.S. GAAP financial measures other than Total Revenue or a quantitative reconciliation to the most directly comparable GAAP measure for its non-GAAP financial guidance shown above because the GAAP measures cannot be reliably estimated and the reconciliations cannot be performed without unreasonable effort due to their dependence on future uncertainties and adjusting items that the Company cannot reasonably predict at this time but which may be material. Please see "Non-GAAP Measures" for additional information.

Total Revenue and Adjusted EBITDA reflect the results of the former CSB segment. GAAP cash flows include results of Solar discontinued operations. Adjusted Free Cash Flow excludes amounts related to the exit from the solar business, consistent with the definition of this measure. Beginning in the third quarter of 2024, all cash flows attributable to activities of the solar business are excluded from Adjusted Free Cash Flow as the business is substantially wound down.

Dividend Declaration
Effective Oct. 24, 2024, the Company’s Board of Directors declared a cash dividend of $0.055 per share to holders of the Company’s common stock and Class B common stock of record as of Dec. 12, 2024. This dividend will be paid on Jan. 9, 2025.

_____________________

(1)
All variances are year-over-year unless otherwise noted. Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow (including interest rate swaps), Adjusted Income (Loss), Adjusted Diluted Income (Loss) per share (or, Adjusted EPS), Net Debt, and Net Leverage Ratio are non-GAAP measures. Refer to the “Non-GAAP Measures” section for the definitions of the terms and reconciliations to the most comparable GAAP measures included herein. The operating metrics such as Gross Customer Revenue Attrition, Unit Count, RMR, Gross RMR Additions, and Revenue Payback are approximated as there may be variations to reported results in each period due to certain adjustments the Company might make in connection with the integration over several periods of acquired companies that calculated these metrics differently, or otherwise, including periodic reassessments and refinements in the ordinary course of business. These refinements, for example, may include changes due to systems conversion or historical methodology differences in legacy systems. Results of the commercial and solar businesses are presented as discontinued operations. Except for cash flow measures, and unless otherwise noted, amounts herein have been recast to reflect the results of the Company’s continuing operations.

(2)	Amounts may not sum due to rounding.
Conference Call
As previously announced, management will host a conference call at 10 a.m. ET today to discuss the Company’s third quarter 2024 results and lead a question-and-answer session. Participants may listen to a live webcast through the investor relations website at investor.adt.com. A replay of the webcast will be available on the website within 24 hours of the live event.
Alternatively, participants may listen to the live call by dialing 1-800-715-9871 (domestic) or 1-646-307-1963 (international), and providing the access code 4948265. An audio replay will be available for two weeks following the call, and can be accessed by dialing 1-800-770-2030 (domestic) or 1-609-800-9909 (international), and providing the access code 4948265.
A slide presentation highlighting the Company’s results will also be available on the Investor Relations section of the Company’s website. From time to time, the Company may use its website as a channel of distribution of material Company information. Financial and other material information regarding the Company is routinely posted on and accessible at investor.adt.com.
About ADT Inc.
ADT provides safe, smart and sustainable solutions for people, homes and small businesses. Through innovative offerings, unrivaled safety and a premium customer experience, all delivered by the largest networks of smart home security professionals in the U.S., we empower people to protect and connect to what matters most. For more information, visit www.adt.com.

Investor Relations:	Media Relations:
investorrelations@adt.com Tel: 888-238-8525	media@adt.com

Forward-Looking Statements
ADT has made statements in this press release that are forward-looking and therefore subject to risks and uncertainties, including those described below. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to, among other things, the divestiture of the commercial business which was completed in October 2023 (the “Commercial Divestiture”); the Company’s exit of the residential solar business and the expected costs and benefits of such exit (the “ADT Solar Exit”); repurchases of shares of the Company’s common stock under the authorized share repurchase program; the Company’s ability to reduce debt or improve leverage ratios, or to achieve or maintain its long-term leverage goals; the integration of strategic bulk purchases of customer accounts; the Company’s outlook and/or guidance, which includes Total Revenue, Adjusted EBITDA, Adjusted Diluted Income (Loss) per Share (“Adjusted EPS”) and Adjusted Free Cash Flow (including interest rate swaps); any stated or implied outcomes with regards to the foregoing; the impact from cybersecurity attacks, including the incidents disclosed in the Current Reports on Form 8-K filed with the SEC on August 8, 2024 and October 7, 2024 (together, the “Cybersecurity Incidents”), and the related scope of investigations and expectations regarding impact to the Company's operations or financial condition, and any assumptions related thereto; and other matters. Without limiting the generality of the preceding sentences, any time we use the words “ongoing,” “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. We caution that these statements are subject to risks and uncertainties, many of which are outside of our control and could cause future events or results to be materially different from those stated or implied in this press release, including, among others, factors relating to uncertainties as to any difficulties with respect to the effect of the Commercial Divestiture and ADT Solar Exit on our ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners; risks related to the Commercial Divestiture and ADT Solar Exit, including ADT’s business becoming less diversified and the possible diversion of management’s attention from ADT’s core CSB business operations; uncertainties as to our ability and the amount of time necessary to realize the expected benefits of the Commercial Divestiture and ADT Solar Exit, including the risk that the ADT Solar Exit may not be completed in a timely manner, or that the costs of the ADT Solar Exit may exceed our best estimates; our ability to maintain and grow our existing customer base and to integrate strategic bulk purchases of customer accounts; activity in repurchasing shares of ADT’s common stock under the authorized share repurchase program; dividend rates or yields for any future quarter; the Company's ongoing assessments of the impacts of the Cybersecurity Incidents; the Company's expectations regarding its ability to contain and remediate the Cybersecurity Incidents and to effectively implement counter measures intended to safeguard the Company’s information technology assets and operations; the impact of the Cybersecurity Incidents on the Company's relationships with customers, employees and regulators; the Company’s ability to coordinate effectively with its third party business partners to address the Cybersecurity Incidents; legal, reputational and financial risks resulting from the Cybersecurity Incidents; and that any future, or still undetected, cybersecurity related incident, whether an attack, disruption, intrusion, denial of service, theft or other breach could result in unauthorized access to, or disclosure of, data, resulting in claims, costs and reputational harm that could negatively affect our actual results of operations or financial condition; and risks that are described in the Company’s Annual Report and its Quarterly Reports on Form 10-Q, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in those reports, and in our other filings with the SEC. Any forward-looking statement made in this press release speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

ADT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data) (Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Revenue:
Monitoring and related services	$1,078	$1,053	$24	2%	$3,208	$3,125	$83	3%
Security installation, product, and other	166	126	40	32%	430	355	75	21%
Total revenue	1,244	1,180	64	5%	3,638	3,480	158	5%
Cost of revenue (exclusive of depreciation and amortization shown separately below):
Monitoring and related services	155	149	6	4%	461	453	8	2%
Security installation, product, and other	67	39	28	73%	152	114	38	33%
Total cost of revenue	222	187	35	19%	613	567	46	8%
Selling, general, and administrative expenses	359	346	12	3%	1,106	1,001	105	10%
Depreciation and intangible asset amortization	335	330	6	2%	1,002	1,009	(7)	(1)%
Merger, restructuring, integration, and other	2	10	(8)	(84)%	15	32	(17)	(53)%
Operating income (loss)	326	307	20	6%	903	872	31	4%
Interest expense, net	(162)	(147)	(15)	(10)%	(359)	(401)	42	11%
Other income (expense)	18	1	17	N/M	45	—	45	N/M
Income (loss) from continuing operations before income taxes and equity in net earnings (losses) of equity method investee	182	160	22	14%	589	470	118	25%
Income tax benefit (expense)	(50)	(34)	(16)	(46)%	(167)	(120)	(47)	(39)%
Income (loss) from continuing operations before equity in net earnings (losses) of equity method investee	132	126	6	5%	422	350	72	20%
Equity in net earnings (losses) of equity method investee	—	(3)	3	N/M	—	(7)	7	N/M
Income (loss) from continuing operations	132	123	9	7%	422	343	79	23%
Income (loss) from discontinued operations, net of tax	(5)	(209)	205	98%	(111)	(456)	345	76%
Net income (loss)	$127	$(86)	$213	N/M	$311	$(113)	$424	N/M

Common Stock:
Income (loss) from continuing operations per share - basic	$0.15	$0.13			$0.46	$0.38
Income (loss) from continuing operations per share - diluted	$0.14	$0.13			$0.44	$0.36

Net income (loss) per share - basic	$0.14	$(0.09)			$0.34	$(0.12)
Net income (loss) per share - diluted	$0.13	$(0.09)			$0.32	$(0.12)

Weighted-average shares outstanding - basic	850	857			852	856
Weighted-average shares outstanding - diluted	913	918			913	919

Class B Common Stock:
Income (loss) from continuing operations per share - basic	$0.15	$0.13			$0.46	$0.38
Income (loss) from continuing operations per share - diluted	$0.14	$0.13			$0.44	$0.36

Net income (loss) per share - basic	$0.14	$(0.09)			$0.34	$(0.12)
Net income (loss) per share - diluted	$0.13	$(0.09)			$0.32	$(0.12)

Weighted-average shares outstanding - basic	55	55			55	55
Weighted-average shares outstanding - diluted	55	55			55	55
Note: amounts may not sum due to rounding

ADT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions) (Unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$95	$15
Restricted cash and restricted cash equivalents	109	115
Accounts receivable, net	397	370
Inventories, net	203	201
Prepaid expenses and other current assets	195	242
Current assets of discontinued operations	3	61
Total current assets	1,003	1,005
Property and equipment, net	260	254
Subscriber system assets, net	3,003	3,006
Intangible assets, net	4,899	4,877
Goodwill	4,904	4,904
Deferred subscriber acquisition costs, net	1,289	1,176
Other assets	727	699
Noncurrent assets of discontinued operations	1	43
Total assets	$16,085	$15,964

Liabilities and stockholders' equity
Current liabilities:
Current maturities of long-term debt	$197	$312
Accounts payable	227	277
Deferred revenue	250	255
Accrued expenses and other current liabilities	534	556
Current liabilities of discontinued operations	38	80
Total current liabilities	1,245	1,480
Long-term debt	7,525	7,513
Deferred subscriber acquisition revenue	2,058	1,915
Deferred tax liabilities	1,117	1,027
Other liabilities	230	219
Noncurrent liabilities of discontinued operations	12	21
Total liabilities	12,187	12,175

Total stockholders' equity	3,897	3,789
Total liabilities and stockholders' equity	$16,085	$15,964
Note: amounts may not sum due to rounding

ADT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$127	$(86)	$311	$(113)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and intangible asset amortization	335	330	1,004	1,059
Amortization of deferred subscriber acquisition costs	56	51	165	146
Amortization of deferred subscriber acquisition revenue	(88)	(80)	(258)	(228)
Share-based compensation expense	10	16	39	43
Deferred income taxes	39	138	88	7
Provision for losses on receivables and inventory	39	37	146	104
Goodwill, intangible, and other asset impairments	—	94	21	522
Unrealized (gain) loss on interest rate swap contracts	63	(16)	61	(38)
Other non-cash items, net	11	50	54	103
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Deferred subscriber acquisition costs	(88)	(110)	(271)	(295)
Deferred subscriber acquisition revenue	62	73	196	222
Other, net	(68)	(50)	(133)	(285)
Net cash provided by (used in) operating activities	498	446	1,425	1,246

Cash flows from investing activities:
Dealer generated customer accounts and bulk account purchases	(214)	(133)	(474)	(385)
Subscriber system asset expenditures	(123)	(161)	(407)	(481)
Purchases of property and equipment	(43)	(41)	(130)	(131)
Proceeds (payments) from sale of business, net of cash sold	(21)	—	(21)	—
Proceeds (payments) from interest rate swaps	(2)	—	(7)	—
Other investing, net	1	2	4	9
Net cash provided by (used in) investing activities	(402)	(333)	(1,034)	(988)

Cash flows from financing activities:
Proceeds from long-term borrowings	65	—	971	650
Proceeds from receivables facility	44	72	190	212
Proceeds (payments) from interest rate swaps	24	23	72	59
Repurchases of common stock	—	—	(93)	—
Repayment of long-term borrowings, including call premiums	(70)	(15)	(1,088)	(889)
Repayment of receivables facility	(45)	(52)	(203)	(145)
Dividends on common stock	(50)	(32)	(132)	(96)
Payments on finance leases	(8)	(11)	(23)	(32)
Other financing, net	(2)	(2)	(10)	(34)
Net cash provided by (used in) financing activities	(41)	(18)	(316)	(275)

Cash and cash equivalents and restricted cash and restricted cash equivalents:
Net increase (decrease)	56	95	75	(18)
Beginning balance	149	261	130	374
Ending balance	$205	$356	$205	$356
Note: amounts may not sum due to rounding

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
ADT sometimes uses information (“non-GAAP financial measures”) that is derived from the consolidated financial statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under SEC rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.
The following information includes definitions of the Company’s non-GAAP financial measures used in this release, reasons management believes these measures are useful to investors regarding the Company’s financial condition and results of operations, additional purposes, if any, for which management uses the non-GAAP financial measures, and limitations to using these non-GAAP financial measures, as well as reconciliations of these non-GAAP financial measures to the most comparable GAAP measures. Each non-GAAP financial measure is presented following the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The limitations of non-GAAP financial measures are best addressed by considering these measures in conjunction with the appropriate GAAP measures. In addition, computations of these non-GAAP measures may not be comparable to other similarly titled measures reported by other companies.
With regard to the Company’s financial guidance for 2024, the Company is not providing a quantitative reconciliation for forward-looking Adjusted EBITDA to GAAP income (loss) from continuing operations, Adjusted EPS to GAAP diluted income (loss) per share from continuing operations, and Adjusted Free Cash Flow (including interest rate swaps) to GAAP net cash provided by operating activities, which are the most directly comparable respective GAAP measures. These GAAP measures cannot be reliably predicted or estimated without unreasonable effort due to their dependence on future uncertainties, such as the adjustment of items used in the following reconciliations. Additionally, information not currently available to the Company about other adjusting items could have a potentially unpredictable and potentially significant impact on future GAAP financial results.
Unless otherwise noted, non-GAAP measures herein reflect the results of only the Company’s continuing operations. Unless otherwise noted, Free Cash Flow, Adjusted Free Cash Flow, and Adjusted Free Cash Flow (including interest rate swaps) reflect the results of both continuing and discontinued operations, which is consistent with the presentation of the GAAP measure net cash provided by (used in) operating activities. Adjusted Free Cash Flow and Adjusted Free Cash Flow (including interest rate swaps) exclude amounts related to the exit from the solar business, consistent with the definition of these measures. Beginning in the third quarter of 2024, all cash flows attributable to activities of the solar business are excluded from these measures as the business is substantially wound down.

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Free Cash Flow, Adjusted Free Cash Flow, and Adjusted Free Cash Flow including interest rate swaps
The Company defines Free Cash Flow as cash flows from operating activities less cash outlays related to capital expenditures. The Company defines capital expenditures to include accounts purchased through the Company’s network of authorized dealers or third parties outside of the Company’s authorized dealer network, subscriber system asset expenditures, and purchases of property and equipment. These items are subtracted from cash flows from operating activities because they represent long-term investments that are required for normal business activities.
The Company defines Adjusted Free Cash Flow as Free Cash Flow adjusted for net cash flows related to (i) net proceeds from the Company’s consumer receivables facility; (ii) restructuring and integration payments; (iii) integration-related capital expenditures; and (iv) transaction costs and other payments or receipts that may mask operating results or business trends. Adjusted Free Cash Flow including interest rate swaps reflects Adjusted Free Cash Flow plus net cash settlements on interest rate swaps presented outside of net cash provided by (used in) operating activities.
The Company believes the presentations of these non-GAAP measures are appropriate to provide investors with useful information about the Company’s ability to repay debt, make other investments, and pay dividends. The Company believes the presentation of Adjusted Free Cash Flow is also a useful measure of the cash flow attributable to normal business activities, inclusive of the net cash flows associated with the acquisition of subscribers, as well as the Company’s ability to repay other debt, make other investments, and pay dividends. Further, Adjusted Free Cash Flow including interest rate swaps is a useful measure of Adjusted Free Cash Flow inclusive of all cash interest.
There are material limitations to using these non-GAAP measures. These non-GAAP measures adjust for cash items that are ultimately within management’s discretion to direct, and therefore, may imply that there is less or more cash available than the most comparable GAAP measure. These non-GAAP measures are not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted.
The non-GAAP measures in the table below include cash flows associated with both continuing and discontinued operations consistent with the applicable GAAP presentation on the Statement of Cash Flows.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
Net cash provided by (used in):
Operating activities	$498	$446	$1,425	$1,246
Investing activities	$(402)	$(333)	$(1,034)	$(988)
Financing activities	$(41)	$(18)	$(316)	$(275)

Net cash provided by (used in) operating activities	$498	$446	$1,425	$1,246
Dealer generated customer accounts and bulk account purchases	(214)	(133)	(474)	(385)
Subscriber system asset expenditures	(123)	(161)	(407)	(481)
Purchases of property and equipment	(43)	(41)	(130)	(131)
Free Cash Flow	119	111	415	249
Net proceeds (payments) from receivables facility	(1)	20	(13)	68
Restructuring and integration payments(1)	4	13	30	27
Other, net(2)	14	4	23	5
Adjusted Free Cash Flow	$137	$148	$454	$348
Interest rate swaps presented outside operating activities(3)	22	23	66	59
Adjusted Free Cash Flow (including interest rate swaps)	$158	$171	$520	$408
Note: amounts may not sum due to rounding
_______________________
(1)During 2024, primarily includes costs related to the ADT Solar Exit. During 2023, primarily includes costs associated with ADT Solar.
(2)During 2024, primarily includes payments related to liabilities associated with the solar business, as well as third party costs associated with implementation of a new ERP system that the Company will not continue to incur once the ERP system is fully implemented, which is expected to complete in the second half of 2025. During 2023, primarily includes separation costs related to the divestiture of the commercial business.
(3)Includes net settlements related to interest rate swaps presented outside of net cash provided by (used in) operating activities.

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Adjusted EBITDA from Continuing Operations (“Adjusted EBITDA”) and Adjusted EBITDA Margin from Continuing Operations (“Adjusted EBITDA Margin”)
The Company believes Adjusted EBITDA is useful to investors to measure the operational strength and performance of its business. The Company believes the presentation of Adjusted EBITDA is useful as it provides investors additional information about operating profitability adjusted for certain non-cash items, non-routine items the Company does not expect to continue at the same level in the future, as well as other items not core to its operations. Further, the Company believes Adjusted EBITDA provides a meaningful measure of operating profitability because the Company uses it for evaluating business performance, making budgeting decisions, and comparing company performance against other peer companies using similar measures.
The Company defines Adjusted EBITDA as income (loss) from continuing operations adjusted for (i) interest; (ii) taxes; (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets; (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions; (v) share-based compensation expense; (vi) merger, restructuring, integration, and other items; (vii) impairment charges; and (viii) non-cash, non-routine, or other adjustments or charges not necessary to operate our business.
There are material limitations to using Adjusted EBITDA as it does not include certain significant items which directly affect income (loss) from continuing operations (the most comparable GAAP measure).
The discussion above is also applicable to Adjusted EBITDA margin, which is calculated as Adjusted EBITDA as a percentage of total revenue.

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2024	2023	2024
Income (loss) from continuing operations	$132	$123	$529
Interest expense, net	162	147	528
Income tax expense (benefit)	50	34	207
Depreciation and intangible asset amortization	335	330	1,329
Amortization of deferred subscriber acquisition costs	56	48	216
Amortization of deferred subscriber acquisition revenue	(88)	(77)	(338)
Share-based compensation expense	10	10	47
Merger, restructuring, integration and other	2	10	22
Other, net(1)	(1)	(1)	14
Adjusted EBITDA from continuing operations	$659	$623	$2,553

Income (loss) from continuing operations to total revenue ratio	11%	10%	11%
Adjusted EBITDA Margin (as percentage of Total Revenue)	53%	53%	53%
Note: amounts may not sum due to rounding
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(1)During the three months ended 2024, primarily includes unrealized (gains) / losses related to interest rate swaps presented in other income (expense). During the twelve months ended 2024, primarily includes unrealized (gains) / losses related to interest rate swaps presented in other income (expense) and loss on extinguishment of debt, partially offset by the gain on sale of a business and other investment.

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Historical Adjusted EBITDA (including discontinued operations)
The Company believes the presentation of historical Adjusted EBITDA provides useful information to investors about the Company's operating profitability adjusted for certain non-cash items, non-routine items that the Company does not expect to continue at the same level in the future, as well as other items that are not core to the Company's operations. Further, the Company believes historical Adjusted EBITDA provides a meaningful measure of operating profitability because the Company uses it for evaluating business performance, making budgeting decisions, and comparing company performance against that of other peer companies using similar measures.
The Company defines historical Adjusted EBITDA as net income or loss adjusted for (i) interest; (ii) taxes; (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets; (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions; (v) share-based compensation expense; (vi) merger, restructuring, integration, and other; (vii) losses on extinguishment of debt; (viii) radio conversion costs net of any related incremental revenue earned; (ix) adjustments related to acquisitions, such as contingent consideration and purchase accounting adjustments, or dispositions; (x) impairment charges; and (xi) other income/gain or expense/loss items such as changes in fair value of certain financial instruments or financing and consent fees.
Historical Adjusted EBITDA includes results of the Company's continuing and discontinued operations and reflects the calculation of the measure prior to the Company reporting results of the commercial and solar businesses as discontinued operations.
There are material limitations to using historical Adjusted EBITDA as it does not reflect certain significant items, which directly affect net income or loss (the most comparable GAAP measure).

Twelve Months Ended September 30,
(in millions)	2023
Net income (loss)	$38
Interest expense, net	551
Income tax expense (benefit)	28
Depreciation and intangible asset amortization	1,470
Amortization of deferred subscriber acquisition costs	190
Amortization of deferred subscriber acquisition revenue	(296)
Share-based compensation expense	60
Merger, restructuring, integration and other	80
Goodwill impairment(1)	511
Change in fair value of other financial instruments(2)	(96)
Other, net(3)	2
Historical Adjusted EBITDA	$2,539
Note: amounts may not sum due to rounding
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(1)Represents goodwill impairment charges related to the Solar reporting unit.
(2)In connection with the State Farm investment, amounts represent the change in fair value of a contingent forward purchase contract related to the tender offer during 2022.
(3)Primarily includes revenue and costs associated with replacing cellular technology used in many of our security systems pursuant to a replacement program.

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Adjusted Income (Loss) from Continuing Operations (“Adjusted Income (Loss)”) and Adjusted Diluted Income (Loss) per Share from Continuing Operations (“Adjusted Diluted Income (Loss) per Share” or “Adjusted EPS”)
The Company defines Adjusted Income (Loss) as income (loss) from continuing operations adjusted for (i) merger, restructuring, integration, and other; (ii) share-based compensation expense; (iii) unrealized gains and losses on interest rate swap contracts not designated as hedges; (iv) impairment charges; (v) non-cash, non-routine, or other adjustments or charges not necessary to operate our business; and (vi) the impact these adjusted items have on taxes.
Adjusted Diluted Income (Loss) per share is Adjusted Income (Loss) divided by diluted weighted-average shares outstanding of common stock. When the control number for the GAAP calculation is negative, diluted weighted-average shares outstanding of common stock does not include the assumed conversion of Class B common stock and other potential shares, such as share-based compensation awards, to shares of common stock.
The Company believes Adjusted Income (Loss) and Adjusted Diluted Income (Loss) per share are benchmarks used by analysts and investors who follow the industry for comparison of its performance with other companies in the industry, although these measures may not be directly comparable to similar measures reported by other companies.
There are material limitations to using these measures, as they do not reflect certain significant items which directly affect income (loss) from continuing operations and related per share amounts (the most comparable GAAP measures).

	Three Months Ended September 30,
(in millions, except per share data)	2024	2023
Income (loss) from continuing operations	$132	$123
Merger, restructuring, integration, and other	2	10
Share-based compensation expense	10	10
Interest rate swaps, net(1)	63	9
Other, net	(5)	(1)
Tax impact on adjustments(2)	(18)	(7)
Adjusted Income (Loss) from continuing operations	$183	$144

Weighted-average shares outstanding - diluted(3):
Common Stock	913	918
Class B Common Stock	55	55

Income (loss) per share from continuing operations - diluted:
Common Stock	$0.14	$0.13
Class B Common Stock	$0.14	$0.13

Adjusted Diluted Income (Loss) per share(4)	$0.20	$0.16
Note: amounts may not sum due to rounding.
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(1)Primarily includes the unrealized (gain) or loss on interest rate swaps not designated as cash flow hedges. During the three months ended 2023, includes $25 million associated with the reclassification to interest expense, net from accumulated other comprehensive income of historical losses related to certain interest rate swaps for which the Company previously applied hedge accounting but for which the cash flows are probable of not occurring as a result of the partial redemption of the Company’s First Lien Term Loan due 2026.
(2)Represents the federal and state blended statutory rate.
(3)Refer to the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K for further discussion regarding the computation of diluted weighted-average shares outstanding of common stock.
(4)Calculated as Adjusted Income (Loss) divided by diluted weighted-average shares outstanding of common stock.

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Leverage Ratios

Net Leverage Ratio is calculated as the ratio of net debt to last twelve months (“LTM”) Adjusted EBITDA from continuing operations. Net debt is calculated as total debt excluding the Receivables Facility, including capital leases, minus cash and cash equivalents. Refer to the discussion on Adjusted EBITDA for descriptions of the differences between Adjusted EBITDA and net income (loss) from continuing operations, which is the most comparable GAAP measure. The Company believes Net Leverage Ratio is a useful measure of the Company's credit position and progress towards leverage targets. There are material limitations to using Net Leverage Ratio as the Company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(in millions)	September 30, 2024
Total debt (book value)(1)	$7,721
LTM Income (loss) from continuing operations	$529
Debt to income (loss) from continuing operations ratio	14.6x

(in millions)	September 30, 2024
Revolver	$—
Term loans	1,984
First lien and ADT notes	4,100
Receivables facility	423
Finance leases and other(2)	74
Total first lien debt	$6,581
Second lien notes	1,300
Total debt(3)	$7,881

Less: Cash and cash equivalents	(95)
Less: Receivables Facility	(423)
Net debt	$7,362

LTM Adjusted EBITDA from continuing operations	$2,553
Net leverage ratio	2.9x
Note: amounts may not sum due to rounding
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(1)Excludes Solar finance leases consistent with the GAAP presentation as a discontinued operation.
(2)Includes debt related to Solar business.
(3)Debt instruments are stated at face value.

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Historical Leverage Ratios

Historical Net Leverage Ratio is calculated as the ratio of net debt to LTM Historical Adjusted EBITDA. Net debt is calculated as total debt excluding the Receivables Facility, including capital leases, minus cash and cash equivalents. Refer to the discussion on Historical Adjusted EBITDA for descriptions of the differences between Historical Adjusted EBITDA and net income (loss), which is the most comparable GAAP measure. The Company believes Net Leverage Ratio is a useful measure of the Company's credit position and progress towards leverage targets. There are material limitations to using Net Leverage Ratio as the Company may not always be able to use cash to repay debt on a dollar-for-dollar basis.
Historical Leverage Ratio includes results of the Company's continuing and discontinued operations and reflects the calculation of the measure prior to the Company reporting results of the commercial and solar businesses as discontinued operations.

(in millions)	September 30, 2023
Total debt (book value)	$9,697
LTM net income (loss)	$38
Debt to income (loss) ratio	256.0x

(in millions)	September 30, 2023
Revolver	$—
Term loans	3,343
First lien and ADT notes	4,700
Receivables facility	423
Finance leases and other	119
Total first lien debt	$8,584
Second lien notes	1,300
Total debt(1)	$9,884

Less: Cash and cash equivalents	(239)
Less: Receivables Facility	(423)
Net debt	$9,222

LTM Historical Adjusted EBITDA	$2,539
Net leverage ratio	3.6x
Note: amounts may not sum due to rounding
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(1)Debt instruments are stated at face value.